Investor Presentation March 2018

2 Forward-Looking Statements / Disclaimers The information contained in this presentation has been prepared to assist you in making your own evaluation of the company and does not purport to contain all of the information you may consider important. Any estimates or projections with respect to future performance have been provided to assist you in your evaluation but should not be relied upon as an accurate representation of future results. Certain statements, estimates and ﬁnancial information contained in this presentation constitute forward-‐looking statements. Such forward-looking statements involve known and unknown risks and uncertainties that could cause actual events or results to diﬀer materially from the results implied or expressed in such forward-‐looking statements. While presented with numerical speciﬁcity, certain forward-looking statements are based (1) upon assumptions that are inherently subject to signiﬁcant business, economic, regulatory, environmental, seasonal and competitive uncertainties, contingencies and risks including, without limitation, our ability to maintain adequate liquidity, to realize the potential benefit of our net operating loss tax carryforwards, to obtain sufficient debt and equity ﬁnancings, our capital costs, well production performance, and operating costs, anticipated commodity pricing, diﬀerentials or crack spreads, anticipated or projected pricing information related to oil, NGLs, and natural gas, realize the potential benefits of our supply and offtake agreements, assumptions inherent in a sum-of- the-parts valuation of our business, our ability to realize the benefit of our investment in Laramie Energy, LLC, assumptions related to our investment in Laramie Energy, LLC, including completion activity and projected capital contributions, Laramie Energy, LLC’s financial and operational performance and plans for 2018, the potential uplift of an MLP, our ability to meet environmental and regulatory requirements, our ability to increase refinery throughput and profitability, estimated production, our ability to evaluate and pursue strategic and growth opportunities, our estimates of 2018 Adjusted EBITDA, estimates regarding our anticipated diesel hydrotreater project, including costs, timing, and benefits, anticipated retail store openings in 2018, anticipated throughput, production costs, and on-island sales expectations in Hawaii, anticipated throughput and distillate yield expectations in Wyoming, our estimates related to the annual gross margin impact of changes in RINs prices, the ability of our refinery in Wyoming to provide supply in the Pacific Northwest region, and estimates regarding the CHS Inc. retail asset acquisition, including anticipated synergies and other benefits related to the acquisition, and anticipated financial and operating results of the acquired assets and their effect on the company’s earnings profile, cash flows and profitability (including Adjusted EBITDA, free cash flow and Adjusted earnings per share), as well as plans for financing the proposed acquisition, the conditions to the closing of the acquisition and the possibility that the acquisition may not close, and other known and unknown risks (all of which are difficult to predict and many of which are beyond the company's control), some of which are further discussed in the company’s periodic and other filings with the SEC and (2) upon assumptions with respect to future business decisions that are subject to change. There can be no assurance that the results implied or expressed in such forward-looking statements or the underlying assumptions will be realized and that actual results of operations or future events will not be materially diﬀerent from the results implied or expressed in such forward-looking statements. Under no circumstances should the inclusion of the forward-looking statements be regarded as a representation, undertaking, warranty or prediction by the company or any other person with respect to the accuracy thereof or the accuracy of the underlying assumptions, or that the company will achieve or is likely to achieve any particular results. The forward-looking statements are made as of the date hereof and the company disclaims any intent or obligation to update publicly or to revise any of the forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law. Recipients are cautioned that forward-looking statements are not guarantees of future performance and, accordingly, recipients are expressly cautioned not to put undue reliance on forward-looking statements due to the inherent uncertainty therein. This presentation contains non-GAAP financial measures, such as Adjusted EBITDA, Adjusted Net Income (loss), and Laramie Energy Adjusted EBITDAX. Please see the Appendix for the definitions and reconciliations to GAAP of the non-GAAP financial measures that are based on reconcilable historical information. Cautionary Note Regarding Hydrocarbon Quantities The Securities and Exchange Commission (“SEC”) permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable, and possible reserve estimates. We have provided Laramie Energy, LLC (“Laramie”) internally generated estimates for proved and probable reserve estimates (collectively, “2P”) in this presentation in accordance with SEC guidelines and definitions. The 2P reserve estimates as of December 31, 2017 included in this presentation have been prepared by Laramie’s internal reserve engineers and have not been reviewed or audited by Laramie’s independent reserve engineers. Actual quantities that may be ultimately recovered from Laramie’s interests may differ substantially from the estimates in this presentation. Factors affecting ultimate recovery include the scope of Laramie’s ongoing drilling program, which is directly affected by commodity prices, the availability of capital, drilling and production costs, the availability of drilling services and equipment, drilling results, lease expirations, transportation constraints, regulatory approvals and other factors; and actual drilling results, including geological and mechanical factors and recovery rates.

3 Our Business Platforms Retail  Gasoline and diesel marketed through 91 locations in Hawaii and 33 locations in Idaho and Washington  Exclusive provider of “76” branded outlets in Hawaii  Completed launch of Hele, a local fuel brand in Hawaii Laramie Energy: A Competitive Natural Gas Producer (2)  Deep inventory of economic drilling locations  Cash operating costs competitive with low cost basins in the U.S.  Access to takeaway capacity to multiple end markets ____________________ (1) As measured by Nelson Complexity rating. (2) Par Pacific ownership of Laramie Energy decreased from 42.3% to 39.1% upon the closing of a small, in-basin acquisition on 2/28/2018. Hawaii Refinery  94,000 bpd 5.0 complexity refinery (1)  50% distillate yield configuration  Crudes sourced globally Wyoming Refinery  18,000 bpd 10.7 complexity refinery (1)  95% light products yield  Tailored for Powder River Basin & Bakken crude Hawaii Logistics  Storage capacity of 5.4 million barrels with 27 mile pipeline  3 barges deliver products to 8 refined product terminals Wyoming Logistics  140 miles of crude oil gathering systems  40 miles of refined products pipeline  Approximately 650 thousand barrels of storage capacity Refining Logistics Retail Laramie Energy

4 Corporate Strategy Grow Existing Businesses  Bolt-on acquisitions  Selective capital projects  Continuous business improvement Acquire Similar Businesses  Energy and infrastructure business in niche markets Maintain Diverse Earnings Profile  Decrease commodity price volatility  Enhance credit profile Leverage Tax Attributes Disciplined Focus on Increasing Adjusted EPS and Free Cash Flow

5 Financial Summary ____________________ (1) Free Cash Flow is defined as cash provided by (used in) operations minus capital expenditures. See Appendix for Non-GAAP reconciliation. (2) Adjusted Net Income (Loss) is defined as Net Income (Loss) excluding changes in the value of contingent consideration and common stock warrants, acquisition and integration expense, unrealized (gains) losses on derivatives, loss on termination of financing arrangements, release of tax valuation allowance, and inventory valuation adjustments. See Appendix for Non-GAAP reconciliation. (3) Closing stock price as of March 23, 2018. 45,674,844 shares outstanding as of March 23, 2018; principal amount of debt and cash amounts in millions as of December 31, 2017. (4) Net debt to total capitalization is defined as (i) principal amount of debt minus cash (“Net debt”), divided by (ii) Net debt plus stockholder’s equity. Strong free cash flow and Adjusted EPS in 2017 Free Cash Flow $MM (1) LTM Adjusted Net Income $MM (2) Enterprise Value ($MM) (3) Net Debt to Total Capitalization

6 Business Segment Profile ____________________ (1) Percentage of total segment Adjusted EBITDA excluding corporate and other. (2) After adjusting for the February 2018 acquisition Retail and Logistics contributed 38% of 2017 Adjusted EBITDA (1) E&P diversification with 39.1% ownership of Laramie Energy Unrestricted federal tax attributes of $1.6 billion  Targeting EURs of approximately 1.7 Bcfe with drilling and completion costs of approximately $950,000  Anticipated production growth range of 22% to 28% for 2018 exit vs. 2017 exit based on 2 rig program (2)

Hawaii Refinery

Par Pacific

Asset Highlights

- Largest and most complex refinery in Hawaii
- Distillate yield configured for Hawaii demand
  - $27MM diesel hydrotreater project anticipated to increase distillate production 5-7Mbpd; estimated completion 4Q 2019
- Asset location and configuration favorably positioned to benefit from commercial flexibility
- Anticipated ability to meet environmental and regulatory requirements without material capital expenditures



2017 Crude Sourcing



23%
Asia
24%
North America
Middle East
28%
Africa
25%

2017 Yield Profile



7%
LSFO
9%
HSFO
7%
Other
29%
Gasoline
Distillate
48%

Asset Detail

Refining Unit	Capacity (MBPD)
Crude Unit	94
Vacuum Distillation Unit	40
Hydrocracker	19
Catalytic Reformer	13
Visbreaker	11
Hydrogen Plant (MMCFD)	18
Naphtha Hydrotreater	13
Cogeneration Turbine Unit	20 MW

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8 At Acquisition: September 2013 60,000 BPD throughput 45,000 BPD on-island sales 35% fuel oil yield Middle East crude slate $5.00/bbl production cost Hawaii Business Strategy FY 2017: 73,736 MBPD throughput 63,282 MBPD on-island sales 16% fuel oil yield Balanced opportunistic crude slate $3.60/bbl production cost 2019 Goals: 83,000 BPD throughput 70,000 BPD on-island sales 15% fuel oil yield $3.00/bbl production cost Reduce distillate imports $27MM distillate hydrotreater project Improved crude selection Improved mechanical reliability Aggressive in-state commercial strategy Mid Pac acquisition increased on-island sales Creative working capital solution

9 Wyoming Refinery Asset Highlights Asset Detail Refining Unit Capacity (MBPD) Crude Unit 18 Residual Fluid Catalytic Cracker 7 Catalytic Reformer 3 Naphtha Hydrotreater 3 Diesel Hydrotreater 5 Isomerization 5  18,000 bpd refinery in Newcastle, Wyoming  Complex refinery with a Nelson Complexity Index of 10.7  Flexible product yield  Attractive light products yield over 95% during 2017 2017 Crude Sourcing 2017 Yield Profile Power River Basin Gasoline Distillate NGLs Fuel Oil Bakken

10 Acquisition: July 2016 15,200 BPD throughput 41% distillate yield Wyoming Business Strategy 2019 Goals: Expanded commercial market Increased throughput > 54% distillate yield Added Economic and Planning group Refined products transported by rail Establish out of market commercial strategy Upgrade diesel hydrotreater to increase distillate production

Logistics Segment

12 Hawaii Assets Map Asset Highlights Hawaii Logistics  Integrated system enhances flexibility and profitability  Difficult to replicate asset base  Multiple advantages from single point mooring  Increased safety and flexibility  Enhanced distribution capability Latin America South America North America Middle East Africa Asia Logistics network represents a critical component of Hawaii operations Asset Detail Number of Terminals 8 Crude Storage Capacity (MMBbls) 2.4 Other Storage Capacity (MMBbls) 3.0 Number of Barges 3 Miles of Pipeline 27 Refinery Terminal Crude Inflows Refined Products Outflows

13 Wyoming Logistics Logistics Assets Well-positioned to benefit from regional development ____________________ (1) Source: Baker Hughes North American Rig Count as of March 2, 2018.  140-mile crude oil pipeline gathering system providing direct access to Powder River Basin crude  40-mile products pipeline feeds into Magellan Products Line en route to Rapid City, South Dakota  Jet fuel terminal in Rapid City and pipeline connecting to the Ellsworth Air Force Base  650 Mbls of crude and refined product tankage with expansion opportunities identified  Truck racks and a loading facility at the refinery  14 rigs operating in the Powder River Basin (1)

Retail Segment

15 Hawaii Retail Highlights  Extensive footprint across four islands in Hawaii  Same-store fuel and non-fuel sales up 2.6% and 2.1%, respectively, during the fourth quarter 2017 compared to the same period last year  New location expected to open in 2018 High real estate costs, scarcity of land, and logistics complexity strengthen competitive position Retail Network

16 Pacific Northwest Retail Acquisition • 33 Cenex Zip Trip branded convenience stores • 21 fee-owned sites • 30 sites recently remodeled / upgraded • Strategic multi-year fuel supply and Cenex branded agreements • Second largest branded retail position in Spokane region • Historically robust fuel margins driven by fuel supply logistics complexities • Wyoming Refinery well positioned to opportunistically provide additional supply to the region Acquisition further diversifies Par Pacific’s earnings profile Asset Highlights Significant Presence in Niche Market

Laramie Energy

18 Asset Highlights Laramie Energy ____________________ (1) Figures for 100% of Laramie Energy based on 2018 two rig capital plan. (2) After adjusting for the February 2018 acquisition (3) 2016 unit costs were $1.72/Mcfe.  Par Pacific owns 39.1% of Laramie Energy, LLC  6,500+ Mesa Verde drilling locations over 150,000 net acres  75% of existing gas production hedged through December 2018  Targeting EURs of approximately 1.7 Bcfe with drilling and completion costs of approximately $950,000 Unit Costs Reduction (3) 2018 Plans  Completed small, in-basin acquisition in February boosting anticipated 2018 production by an estimated 15 MMcfe/d  Anticipated production growth range of 22% to 28% for 2018 exit vs. 2017 exit based on 2 rig program (2)  Targeting < 3.0x debt / Adj. EBITDA through 2018 Self-funded two rig program positions Laramie for production growth Production Profile (1)

Appendix

20 Air Transport Electric Power Ground Transport Industrial Marine Commercial Hawaii Market Fundamentals Air Travel (2) ____________________ 1) Source: EIA data as of May 2017; including military demand per Par Pacific internal estimates. 2) Source: Department of Business, Economic Development and Tourism (“DBEDT”) Refined Product Demand (1) Shortage of distillate capacity in Hawaii Air travel to and from Hawaii projected to continue to grow Fuel oil utilized for ~70% of electricity generation in Hawaii Electricity Production by Source and Petroleum Use (2) MBbl/d Total Production Total Demand 60 61 70 51 0 8 16 24 32 40 48 56 64 72 80 Other Products Distillate (number of visitors in millions) GDP and Employment (2) Strong year over year economic growth in Hawaii Petroleum Coal Biomass Other Geothermal Hydro Solar Wind

Mid Pacific Crack Spread and Crude Differential

Par Pacific



5YR Combined
Mid-cycle (1) = $8.27
Mid Pacific 4.1.2.1
Mid Pacific Crude Blend
Combined Mid Cycle 5-Yr
$12
$10
$8
$6
$4
$2
$-
$(2)

($/bbl)	1Q 15	2Q 15	3Q 15	4Q 15	1Q 16	2Q 16	3Q 16	4Q 16	1Q 17	2Q 17	3Q 17	4Q 17
Mid Pacific 4.1.2.1	$9.09	$9.76	$7.93	$6.50	$4.48	$3.96	$4.45	$7.00	$7.69	$8.35	$9.94	$7.81
Mid Pacific Crude Blend	-$2.42	-$1.30	-$0.56	-$1.75	-$2.10	-$2.04	-$2.42	-$1.48	-$1.21	-$0.61	-$0.33	-$0.02
Combined Diff to Brent	$11.51	$11.06	$8.49	$8.25	$6.58	$6.00	$6.87	$8.48	$8.90	$8.96	$10.27	$7.84
Average Brent Price	$55.04	$63.52	$51.20	$44.70	$35.18	$46.98	$47.01	$51.21	$54.62	$50.93	$52.14	$61.52

(1) *Company calculation based on a rolling five-year average for the 4-1-2-1 Mid Pacific Crack Spread plus Mid Pacific Crude Differential*

Mid Pacific Crude Differential is calculated as follows: *Weighted average differentials, excluding shipping costs, of a blend of crudes with an API of 31.98 and sulphur wt% of 0.65% that is indicative of our typical crude mix quality.*

Mid Pacific 4.1.2.1 Crack Spread is calculated as follows: *Singapore Daily: computed by taking 1 part gasoline (RON 92), 2 parts middle distillates (Sing Jet & Sing Gasoil), and 1 part fuel oil (Sing 180) as created from four barrels of Brent Crude. San Francisco Daily: computed by taking 1 part gasoline (SF Reg Unl), 2 parts middle distillates (SF Jet 54 & SF ULSD), and 1 part fuel oil (SF 180 Waterborne) as created from four barrels of Brent Crude. Daily: computed using a weighted average of 80% Singapore and 20% San Francisco. Month (CMA): computed using all available pricing days for each marker. Quarter/Year: computed using calendar day weighted CMAs for each marker.*

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22 Wyoming Crack Spread ____________________ (1) Company calculation based on a rolling four year average Wyoming 3-2-1 Index is calculated as follows: Rapid City Daily: Computed by taking 2 parts gasoline and 1 part distillate (ULSD) as created from a barrel of West Texas Intermediate Crude. Denver Daily: Computed by taking 2 parts gasoline and 1 part distillate (ULSD) as created from a barrel of West Texas Intermediate Crude. Pricing is based 50% on applicable product pricing in Rapid City, South Dakota, and 50% on applicable product pricing in Denver, Colorado. Daily: computed using a weighted average of 50% Rapid City and 50% Denver. 4YR Combined Mid-cycle (1) = $20.82 ($/bbl)

23 Capital Expenditures Summary Maintenance / Regulatory Growth Turnaround  Annual base maintenance capital expenditures of $25-30MM  2018 estimates include non-recurring maintenance and regulatory capital related to Wyoming Refinery and Logistics  Distillate hydrotreater project in Hawaii accounts for $15MM of growth capital in 2018  Remaining growth capital allocated towards completion of new retail location in Western Oahu and debottlenecking projects within the Wyoming Refinery and logistics systems  2016 refinery capex higher due to Wyoming Benzout project  No material turnaround capex expected in 2018 ____________________ Note: $ in millions. 2016 excludes the Hawaii turnaround. Maintenance includes $6MM associated with completion of Wyoming Benzout project.

24 Corporate Structure Par Pacific Holdings Inc. NYSE: PARR $115 MM 5% Convertible Notes due 6/15/2021 Par Hawaii Refining, LLC Supply and Offtake Agreement Par Hawaii, Inc Hermes Consolidated, LLC d/b/a Wyoming Refining Company ____________________ Note: Chart omits intermediate subsidiaries between parent and operating subsidiaries for brevity. (1) ABL Revolver co-borrowers are Par Petroleum, LLC, a Delaware limited liability company, Mid Pac Petroleum, LLC, a Delaware limited liability company, Hermes Consolidated, LLC (d/b/a Wyoming Refining Company), a Delaware limited liability company, HIE Retail, LLC, a Hawaii limited liability company, Par Hawaii, Inc., a Hawaii corporation, and Wyoming Pipeline Company LLC, a Wyoming limited liability company. (2) Recourse limited to pledge of equity interest of Par Piceance Energy Equity, LLC. Par Petroleum, LLC $75 MM ABL Revolver (1) Due 12/21/2022 $300 MM 7.75% Senior Secured Notes due 12/15/2025 Laramie Energy, LLC (2) 39.1% Interest

25 Laramie Energy Hedging Program 2018 2019 NYMEX Fixed Price Swap Hedged Volume (MMBtu/day) 88,415 9,863 Average Floor Price ($/MMBtu) $2.67 $3.09 NYMEX Collar Hedged Volume (MMBtu/day) 7,500 Collar ($/MMBtu) $2.92 - $3.25 CIG Basis Swap Hedged Volume (MMBtu/day) 75,072 Average CIG Differential to NYMEX ($0.26) Northwest Rockies Pipeline Collar Hedged Volume (MMBtu/day) 2,500 Collar ($/MMBtu) $3.00 - $3.25 NGL Hedges Pentane (gal/day) 5,434 Pentane ($/gal) $1.39

26 Year End Reserves and PV10 Summary – 100% of Laramie Energy Laramie Energy Reserves Strip Pricing Summary Note: Par Pacific Holdings owned 42.3% of Laramie Energy, LLC as of 12/31/2017. Par Pacific Holdings currently owns 39.1%. Reserve information based on NSAI’s reserve report (1) NGLs and Oil converted to gas based on 6:1 ratio (2) Based on NYMEX strip pricing as of December 31, 2017 held flat after five years also adjusted for NWROX basis of ($0.472). See "Non-GAAP PV10 and PV20 Disclosure" for additional discussion. (3) Based on North West Wyoming Pool SEC pricing as of December 31, 2017 adjusted for basis of ($0.072). See "Non-GAAP PV10 and PV20 Disclosure" for additional discussion. (4) All PUD locations conform to SEC standards. (5) Laramie Energy, LLC internal reserves based on PV10 discounting.

27 Laramie Key Statistics ____________________ (1) Laramie Debt is non-recourse to Par Pacific and solely guaranteed by a Par Pacific subsidiary that owns Laramie Energy units. (2) Preferred stock balance based on current Liquidation Preference amount. (3) Par Pacific ownership of Laramie Energy decreased from 42.3% to 39.1% upon the closing a small, in-basin acquisition on 2/28/2018. (4) Based on two rig capital plan and February 2018 acquisition. (5) See Appendix for Non-GAAP reconciliation of Laramie Adjusted EBITDAX to the most directly comparable GAAP financial measure.

28 Laramie Energy Adjusted EBITDAX ($ in thousands)

29 Non-GAAP PV10 and PV20 Disclosure Non-GAAP PV10 and PV20 Disclosure PV10 and PV20 are considered non-GAAP financial measures under SEC regulations because they do not include the effects of future income taxes, as is required in computing the standardized measure of discounted future net cash flows. However, our PV10/PV20 and our standardized measure of discounted future net cash flows are equivalent as we do not project to be taxable or pay cash income taxes based on our available tax assets and additional tax assets generated in the development of reserves because the tax basis of our oil and gas properties and NOL carryforwards exceeds the amount of discounted future net earnings. PV10/PV20 should not be considered a substitute for, or superior to, measures prepared in accordance with U.S. generally accepted accounting principles. We believe that PV10 and PV20 are important measures that can be used to evaluate the relative significance of our natural gas and oil properties to other companies and that PV10 and PV20 are widely used by securities analysts and investors when evaluating oil and gas companies. PV10 and PV20 computed on the same basis as the standardized measure of discounted future net cash flows but without deducting income taxes.

Non-GAAP Financial Measures

Par Pacific

Consolidated Adjusted EBITDA and Adjusted Net Income (Loss) Reconciliation (1)

($ in thousands, except per share data)

	2016				2017			
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4
Net income (loss)	$ (18,673)	$ (13,088)	$ (27,761)	$ 13,687	$ 27,786	$ 7,006	$ 18,824	$ 19,005
Adjustments to Net income (loss):								
Inventory valuation adjustment	18,322	(1,059)	7,324	516	(8,792)	(2,620)	9,423	528
Unrealized loss (gain) on derivatives	992	(8,406)	1,117	(5,737)	(1,287)	4,399	(3,033)	(702)
Acquisition and integration expense	671	845	2,047	1,731	253	—	—	142
Increase in (release of) tax valuation allowance	—	(8,573)	—	—	—	—	—	—
Loss on termination of financing agreements	—	—	—	—	—	1,804	—	6,829
Change in value of common stock warrants	(1,644)	(1,176)	(657)	515	689	547	975	(537)
Change in value of contingent consideration	(6,176)	(3,552)	(1,025)	(17)	—	—	—	—
Severance costs	—	—	105	—	1,595	—	—	—
Adjusted Net Income (loss)	**(6,508)**	**(35,009)**	**(18,850)**	**10,695**	**20,244**	**11,136**	**26,189**	**25,265**
Depreciation, depletion and amortization	5,095	5,100	9,643	11,778	11,260	11,284	11,304	12,141
Interest expense and financing costs, net	4,613	6,106	11,232	6,555	8,942	9,139	7,419	6,132
Equity losses (earnings) from Laramie Energy, LLC	1,871	16,948	(3,659)	7,222	(8,746)	(2,352)	(553)	(6,718)
Income tax expense (benefit)	336	89	30	205	648	414	700	(3,081)
Adjusted EBITDA	**$ 5,407**	**$ (6,766)**	**$ (1,604)**	**$ 36,455**	**$ 32,348**	**$ 29,621**	**$ 45,059**	**$ 33,739**
Adjusted Net Income (loss)	**(6,508)**	**$ (35,009)**	**$ (18,850)**	**$ 10,695**	**$ 20,244**	**$ 11,136**	**$ 26,189**	**$ 25,265**
Effect of convertible and participating securities	**—**	**—**	**—**	**(105)**	**2,291**	**(144)**	**2,234**	**2,295**
Numerator for diluted Adjusted Net Income (loss) per share	**(6,508)**	**$ (35,009)**	**$ (18,850)**	**$ 10,590**	**$ 22,535**	**$ 10,992**	**$ 28,423**	**$ 27,560**
Diluted weighted-average shares outstanding	**40,974**	**41,015**	**41,580**	**45,426**	**51,865**	**45,564**	**51,992**	**52,078**
Adjusted Net Income (loss) per diluted share	**(0.16)**	**$ (0.85)**	**$ (0.45)**	**$ 0.23**	**$ 0.43**	**$ 0.24**	**$ 0.55**	**$ 0.53**

(1) We believe Adjusted Net Income (Loss), Adjusted EBITDA, and Adjusted Net Income (Loss) per diluted share are useful supplemental financial measures that allow investors to assess: (1) The financial performance of our assets without regard to financing methods, capital structure or historical cost basis. (2) The ability of our assets to generate cash to pay interest on our indebtedness, and (3) Our operating performance and return on invested capital as compared to other companies without regard to financing methods and capital structure. Adjusted Net Income (Loss), Adjusted EBITDA, and Adjusted Net Income (Loss) per diluted share should not be considered in isolation or as a substitute for operating income (loss), net income (loss), cash flows provided by operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP. Adjusted Net Income (Loss), Adjusted EBITDA, and Adjusted Net Income (Loss) per diluted share presented by other companies may not be comparable to our presentation as other companies may define these terms differently.

30

31 Non-GAAP Financial Measures Consolidated Adjusted EBITDA and Adjusted Net Income (Loss) Reconciliation (1) For the twelve months ended December 31, 2017 ($ in thousands, except per share data) _____________________________________________ (1) Refer to description of Adjusted Net Income (Loss), Adjusted EBITDA and Adjusted Net Income (Loss) per diluted share on the previous slide. Net income $ 72,621 Adjustments to Net income: Inventory valuation adjustment (1,461) Unrealized gain on derivatives (623) Acquisition and integration expense 395 Loss on termination of financing agreements 8,633 Change in value of common stock warrants 1,674 Change in value of contingent consideration — Severance costs 1,595 Adjusted Net Income 82,834 Depreciation, depletion and amortization 45,989 Interest expense and financing costs, net 31,632 Equity losses (earnings) from Laramie Energy, LLC (18,369) Income tax expense (1,319) Adjusted EBITDA $ 140,767 Adjusted Net Income (loss) $ 82,834 Effect of convertible and participating securities 9,206 Numerator for diluted Adjusted Net Income (loss) per share $ 92,040 Diluted weighted-average shares outstanding 51,972 Adjusted Net Income (loss) per diluted share $ 1.77

32 Non-GAAP Financial Measures Consolidated Adjusted EBITDA by Segment Reconciliation (1) For the twelve months ended December 31, 2017 ($ in thousands) Refining Logistics Retail Corporate, Eliminations, and Other Operating income (loss) $ 86,013 $ 33,993 $ 24,700 $ (49,834) Adjustments to operating income (loss): Unrealized loss (gain) on derivatives (623) — — — Acquisition and integration expense — — — 395 Inventory valuation adjustment (1,461) — — — Depreciation, depletion and amortization 29,753 6,166 6,338 3,732 Severance costs 395 — — 1,200 Adjusted EBITDA $ 114,077 $ 40,159 $ 31,038 $ (44,507) _____________________________________________ (1) Adjusted EBITDA by segment is defined as operating income (loss) by segment excluding unrealized (gains) losses on derivatives, inventory valuation adjustment, acquisition and integration expense, severance costs, and depreciation, depletion and amortization expense. We believe Adjusted EBITDA by segment is a useful supplemental financial measure to evaluate the economic performance of our segments without regard to financing methods, capital structure or historical cost basis. Adjusted EBITDA by segment presented by other companies may not be comparable to our presentation as other companies may define these terms differently.

33 Non-GAAP Financial Measures Free Cash Flow (1) ($ in thousands) 2016 2017 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Cash provided by (used in) operations $ 12,029 $ (40,835) $ (12,442) $ 17,357 $ 24,995 $ 37,202 $ 43,259 $ 1,027 Less: Capital Expenditures 4,476 7,215 7,585 5,557 7,579 4,198 8,111 11,820 Free Cash Flow $ 7,553 $ (48,050) $ (20,027) $ 11,800 $ 17,416 $ 33,004 $ 35,148 $ (10,793) _____________________________________________ (1) Free Cash Flow is defined as cash provided by (used in) operations less capital expenditures. We believe Free Cash Flow is a useful supplemental financial measure to evaluate our ability to generate cash to repay our indebtedness or make discretionary investments. Free Cash Flow should be considered in addition to, rather than as a substitute for, net income as a measure of our financial performance and net cash provided by (used in) operations as a measure of our liquidity. Free Cash Flow presented by other companies may not be comparable to our presentation as other companies may define these terms differently.